Exhibit 99.1

For Immediate Release:   May 21, 2009

Bridge Bank Promotes Thomas Sa
to Chief Risk and Strategy Officer

San Jose, CA – May 21, 2009 – Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, a full-service professional business bank headquartered in Silicon Valley, announced today that Thomas A. Sa has been promoted to Chief Risk Officer and Chief Strategy Officer of the Bank.  Mr. Sa is a founding executive officer of Bridge Bank, N.A. and Bridge Capital Holdings.  He will retain his role and title of Chief Financial Officer of Bridge Capital Holdings.

“Tom has done a fantastic job leading the finance organization of the Bank and Company,” said Daniel P. Myers, President and Chief Executive Officer of Bridge Capital Holdings and Bridge Bank, N. A.  “As we extend our view toward positioning for an economic recovery, Tom will lead the processes of building best-in-class enterprise risk management competency within the bank and mapping out business strategies to optimize performance of the company.”

Tom Sa is a founding executive officer and founding Chief Financial Officer of Bridge Bank (May 2001) and Bridge Capital Holdings (October 2004).  Previously in his banking career, Mr. Sa served as Senior Vice President/Chief Financial Officer and Corporate Secretary of Central Coast Bancorp in Salinas and Chief Financial Officer at South Valley Bancorporation in Gilroy.

In addition to his extensive career in commercial banking, Mr. Sa has served in senior financial leadership positions with companies in the leasing and software industries.  He began his career in Silicon Valley in 1984 as a certified public accountant in the audit practice of Deloitte Haskins & Sells.

“Bridge has built a solid foundation since its opening eight years ago,” said Mr. Sa.  “As we approach the billion dollar asset milestone, it is now time to build upon that foundation with coordinated business strategies that incorporate effective enterprise risk management to ensure consistent long term performance of the Company.”

Mr. Sa, who lives in Los Gatos, holds an undergraduate degree from Humboldt State University and is a licensed CPA.

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association.  Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK.  For additional information, visit the Bridge Capital Holdings website at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.

Bridge Bank, N.A. is Silicon Valley’s full-service professional business bank.  The Bank is dedicated to meeting the financial needs of small and middle market companies, and emerging technology businesses, in Silicon Valley, Northern California, and the Nation.  Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers.  For additional information, visit the Bridge Bank website at http://www.bridgebank.com.

Contacts

Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Administrative Officer, Chief Financial Officer
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."  Forward-looking statements describe future plans, strategies and expectations.  Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management's judgment about the Company, the banking industry and general economic conditions.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date.  Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release.  Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; new litigation or changes in existing litigation; future credit loss experience; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings' annual reports on Forms 10-K and quarterly reports on Forms 10-Q on file with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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